                                                                   EXHIBIT 10.10

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE CANNOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR RELIANCE ON AN EXEMPTION THEREFROM.

                                  SUBORDINATED

                                PROMISSORY NOTE


$_______       Corona Del Mar, California          _________, 1997

          FOR VALUE RECEIVED, SHOPPING.COM, a California corporation ("Payor"), promises to pay in lawful money of the United States of America to ___________________ ("Payee") or order at Corona Del Mar, California, the sum of____________ Dollars ($___________) on or before______________, or upon the closing of an Initial Public Offering, whichever is the earlier, together with simple interest thereon commencing on the date hereof on the unpaid principal at the rate of Ten percent (10%) per annum interest payable quarterly at the last day of the third, sixth or ninth month from the date above, and continuing thereafter until the entire unpaid balance of principal hereunder and interest thereon are paid in full.

          The unpaid principal and interest thereon may be prepaid without penalty. Each payment due hereunder shall be credited first to interest then due and the remainder, if any, to principal. The interest shall thereupon cease upon the principal so credited.

          If this Note is not paid when due ("Event of Default"), and such Event of Default is incurred for five (5) business days after the holder hereof provides the Payor written notice of such Event of Default, Payee may, at its option, declare the entire amount of the then unpaid principal and interest immediately due and payable. The Payor hereby waives presentment, notice of dishonor and protest.

          If action or suit is commenced to enforce any of the terms of provisions hereof, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the court.

          Subordination:

          Payor agrees, and the holder hereof by accepting this Note likewise agrees, that the payment of the indebtedness evidenced by this Note is subordinated, to the extent set forth below.

          This Section shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, "Senior Debt" (as defined below), and such provisions are made for the benefit of the holders of Senior Debt.

Such holders are made obligees hereunder and they or each of them may enforce such provisions. "Senior Debt" is defined herein to mean any and all past, current or future indebtedness of Payor to any bank, savings and loan or other institutional lender.

          Upon any distribution to creditors of Payor in a liquidation or dissolution of Payor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Payor or its property:

          (i) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of, and accrued interest to the date of payment on, the Senior Debt before the holder hereof shall be entitled to receive any payment of principal of or interest on this Note; and

          (ii) until the Senior Debt is paid in full in cash, any distribution of cash, securities or other property to which the holder hereof would be entitled but for this Section shall be made to holders of Senior Debt as their interest may appear, except that the holder hereof may receive securities that are subordinated to Senior Debt to at least the same extent as this Note.

          Nothing herein shall:

          (i) impair, as between Payor and the holder hereof, the obligation of Payor, which is absolute and unconditional, to pay principal and interest on this Note in accordance with its terms;

          (ii) affect the relative rights of the holder hereof and creditors of payor other than holders of Senior Debt; or

         (iii) prevent the holder hereof from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to the holder thereof.

          If Payor fails because of this Section to pay principal or interest on this Note on the due date, such failure shall still constitute an Event of Default.

          No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by Payor or by its failure to comply with this Note.

          The holder hereof shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the holder hereof unless and until it receives actual notice of such facts; and prior to the receipt of any such notice, the holder hereof shall be entitled to assume conclusively that no such facts exist. Payor, a representative of Payor or a holder of Senior Debt may give such notice.

          The holder hereof by his acceptance hereof agrees to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section.


                                    SHOPPING.COM
                                    a California corporation


                                    By____________________________
                                             Robert J. McNulty
                                                President



Accepted:


________________________